As filed with the Securities and Exchange Commission on January 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBER TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-2647441
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1455 Market Street, 4th Floor
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full titles of the plans)

Nelson Chai

Chief Financial Officer

Uber Technologies, Inc.

1455 Market Street, 4th Floor

San Francisco, California 94103

(415) 612-8582

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp Siana Lowrey Peter Mandel Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Tony West Keir Gumbs Uber Technologies, Inc. 1455 Market Street, 4th Floor San Francisco, California 94103 (415) 612-8582

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share
2019 Equity Incentive Plan	85,833,837	(2)	$30.62	(6)	$2,628,232,088.94	$341,144.53
Careem Substitute Option Awards outstanding under the 2019 Equity Incentive Plan	1,334,268	(3)	$11.53	(7)	$15,384,110.04	$1,996.86
Careem Substitute Restricted Stock Unit Awards outstanding under the 2019 Equity Incentive Plan	858,970	(4)	$30.62	(8)	$26,301,661.40	$3,413.96
2019 Employee Stock Purchase Plan	17,166,767	(5)	$26.03	(9)	$446,850,945.01	$58,001.25
Total						$404,556.60

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable under the Registrant’s 2019 Equity Incentive Plan (“2019 Plan”) and the Registrant’s 2019 Employee Stock Purchase Plan (“2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock.
(2)	Represents shares of Common Stock that were added to the shares available for issuance under the 2019 Plan on January 1, 2020 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 Plan will automatically increase on January 1st each calendar year for ten years, starting on January 1, 2020 and ending on and including January 1, 2029, by the lesser of (a) five percent (5.0%) of the total number of the Registrant’s capital stock outstanding as of December 31st of the immediately preceding calendar year or (b) a number determined by the Registrant’s board of directors.
(3)	Represents shares of Common Stock issued under the 2019 Plan in substitution of outstanding stock option awards under the Careem Inc. (“Careem”) Share Option Plan, as amended, immediately prior to the consummation of the Registrant’s acquisition of Careem on January 2, 2020 pursuant to that certain Asset Purchase Agreement, dated as of March 26, 2019, by and among the Company, Augusta Acquisition B.V., Careem and Fortis Advisors LLC, as Shareholder’s Representative.
(4)	Represents shares of Common Stock issued under the 2019 Plan in substitution of restricted stock unit awards under the Careem Share Option Plan, as amended, immediately prior to the consummation of the Registrant’s acquisition of Careem on January 2, 2020.
(5)	Represents shares of Common Stock available for issuance under the 2019 ESPP pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 ESPP will automatically increase on January 1st each calendar year for ten years, starting on January 1, 2020 and ending on and including January 1, 2029, by the lesser of (a) one percent (1.0%) of the total number of the Registrant’s capital stock outstanding as of December 31st of the immediately preceding calendar year or (b) 25,000,000 shares, or (c) a number determined by the Registrant’s board of directors.
(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $30.62 per share, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on December 26, 2019 as reported by the New York Stock Exchange.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $11.53 per share, the weighted-average exercise price of stock option awards issued in substitution of outstanding awards under the Careem Inc. Share Option Plan as of the date of this Registration Statement.
(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $30.62 per share, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on December 26, 2019 as reported by the New York Stock Exchange.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $26.03 per share, which is 85% of the average of the high and low selling prices per share of the Registrant’s Common Stock on December 26, 2019 as reported by the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Uber Technologies, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)                 The Registrant’s prospectus, dated May 9, 2019, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230812), which contains audited financial statements for the Registrant’s latest fiscal year, for which such statements have been filed.

(b)                 The description of Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38902) filed with the Commission on May 7 2019, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

(c)                 All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents, except as to specific sections of such reports and documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant entered into indemnification agreements with its directors and officers, whereby the Registrant has agreed to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Registrant.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1(4)	2019 Equity Incentive Plan and related forms of award agreements.

99.2	Forms of 2019 Equity Incentive Plan Substitution Agreement.

99.3(5)	2019 Employee Stock Purchase Plan.

(1)	Filed with the Commission on April 11, 2019 as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
(2)	Filed with the Commission on April 11, 2019 as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
(3)	Filed with the Commission on April 26, 2019 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
(4)	Filed with the Commission on April 11, 2019 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
(5)	Filed with the Commission on April 11, 2019 as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
ITEM 9.	UNDERTAKINGS
A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                   To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 2, 2020.

Uber Technologies, Inc.

By:	/s/ Dara Khosrowshahi
Name: Dara Khosrowshahi
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoint Dara Khosrowshahi, Nelson Chai, and Tony West, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi	Chief Executive Officer and Director	January 2, 2020
Dara Khosrowshahi	(Principal Executive Officer)

/s/ Nelson Chai	Chief Financial Officer	January 2, 2020
Nelson Chai	(Principal Financial Officer)

/s/ Glen Ceremony	Chief Accounting Officer and Global Corporate Controller	January 2, 2020
Glen Ceremony	(Principal Accounting Officer)

/s/ Ronald Sugar	Chairperson of the Board of Directors	January 2, 2020
Ronald Sugar

/s/ Ursula Burns	Director	January 2, 2020
Ursula Burns

/s/ Garrett Camp	Director	January 2, 2020
Garrett Camp

/s/ Wan Ling Martello	Director	January 2, 2020
Wan Ling Martello

	Director	January 2, 2020
H.E. Yasir Al-Rumayyan

/s/ John Thain	Director	January 2, 2020
John Thain

/s/ David Trujillo	Director	January 2, 2020
David Trujillo